Exhibit 99(b)



                             STOCKHOLDERS AGREEMENT



                                  BY AND AMONG



                            LAMAR ADVERTISING COMPANY



                                       AND



                            SIGNATORIES LISTED HEREIN





                       -----------------------------------

                         Dated as of September 15, 1999

                       -----------------------------------

                                TABLE OF CONTENTS

                                                                                                                        PAGE

Article 1                 DEFINITIONS.....................................................................................1

           Section 1.1         Definitions................................................................................1

           Section 1.2         Rules of Construction......................................................................4

Article 2                 MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES................................................4

           Section 2.1         Board of Directors.........................................................................4

                     2.1.1     Board Representation.......................................................................4

                     2.1.2     Vacancies..................................................................................4

                     2.1.3     Committee Representation...................................................................5

                     2.1.4     Costs and Expenses.........................................................................5

                     2.1.5     Other Activities of the Holders; Fiduciary Duties..........................................5

Article 3                 CHANCELLOR LOCK-UP..............................................................................5

           Section 3.1         Lock-Up Agreement..........................................................................5

Article 4                 CERTAIN LIMITATIONS.............................................................................6

           Section 4.1         Transactions with Affiliates...............................................................6

           Section 4.2         Other Significant Transactions.............................................................6

Article 5                 LEGENDS.........................................................................................7

           Section 5.1         Restrictive Legends........................................................................7

                     5.1.1     Securities Act Legend......................................................................7

                     5.1.2     Other Legends..............................................................................7

           Section 5.2         Termination of Certain Restrictions........................................................7

Article 6                 TERMINATION.....................................................................................8

           Section 6.1         Termination................................................................................8

Article 7                 MISCELLANEOUS...................................................................................8

           Section 7.1         Financial Statements.......................................................................8

           Section 7.2         Notices....................................................................................9

           Section 7.3         Voting of Holders..........................................................................9

           Section 7.4         Governing Law.............................................................................10

           Section 7.5         Successors and Assigns....................................................................10

           Section 7.6         Duplicate Originals.......................................................................10



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                                TABLE OF CONTENTS
                                   (CONTINUED)


           Section 7.7         Severability..............................................................................10

           Section 7.8         No Waivers; Amendments....................................................................10

           Section 7.9         Entire Agreement..........................................................................10


                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "Stockholders Agreement") dated as of September 15, 1999, is entered into by and among Lamar Advertising Company, a Delaware corporation (including its successors, the "Company"), and the securityholders of the Company listed on the signature pages hereof, or who may execute counterpart signature pages hereto following the date hereof.

         In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS


           SECTION 1.1 DEFINITIONS.

           "AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

           "BENEFICIALLY OWN" OR "BENEFICIAL OWNERSHIP" means beneficial ownership determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

           "CHANCELLOR LA" means Chancellor Media Corporation of Los Angeles, a Delaware corporation.

           "CHANCELLOR DESIGNEE" shall have the meaning provided in Section 2.1.1(a) hereof.

           "CHANCELLOR HOLDERS" means, collectively, Chancellor LA, Chancellor Mezzanine and any Affiliates of Chancellor LA or Chancellor Mezzanine who then are parties to this Stockholders Agreement and who own any Common Stock or Common Stock Equivalents or any interest therein.

           "CHANCELLOR MEZZANINE" means Chancellor Mezzanine Holdings Corporation, a Delaware corporation.

           "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors, or (ii) the failure by Reilly and the Chancellor Holders collectively to Beneficially Own securities having more than 50% of the ordinary voting power for the election of directors of the Company.

           "CLASS A COMMON STOCK" means shares of the Class A Common Stock, par value $.001 per share, of the Company, and any capital stock into which such Class A Common Stock hereafter may be changed.

           "CLASS B COMMON STOCK" means shares of the Class B Common Stock, par value $.001 per share, of the Company, and any capital stock, other than Class A Common Stock, into which such Class B Common Stock hereafter may be changed.

           "COMMON STOCK" means, collectively, the Class A Common Stock and the Class B Common Stock.

           "COMMON STOCK EQUIVALENTS" means, without duplication with any other Common Stock or Common Stock Equivalents, any security of the Company which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

           "COMPANY" shall have the meaning provided in the introductory paragraph hereof.

           "CONTINUING DIRECTOR " means, as of the date of determination, any Person who (i) is a Chancellor Designee, (ii) was a member of the Board of Directors of the Company as of the date hereof, (iii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election or (iv) is a representative of Reilly or an Affiliate of Reilly.

           "EBITDA" shall have the meaning provided in Section 7.1 hereof.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "FULLY-DILUTED COMMON STOCK" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion or exchange of all then outstanding Common Stock Equivalents.

           "GAAP" means generally accepted accounting principles.

           "GROUP" means a group of related persons for purposes of Section 13(d) of the Exchange Act.


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
           "HOLDER" means (i) any Person (other than the Company) listed on the signature pages hereof as of the date of this Stockholders Agreement and (ii) any direct or indirect transferee of any such Person who elects to become a party to this Stockholders Agreement by executing and delivering a counterpart signature page hereto.

           "MAJORITY CHANCELLOR HOLDERS" means Chancellor Holders owning Common Stock and/or Common Stock Equivalents representing a majority of the Fully-Diluted Common Stock then owned by all Chancellor Holders.

           "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

           "PURCHASE AGREEMENT" means the Second Amended and Restated Stock Purchase Agreement, date as of August ____, 1999, by and among the Company, Lamar Media Corp., a Delaware corporation and wholly-owned subsidiary of the Company (formerly known as Lamar Advertising Company),Chancellor Mezzanine and Chancellor LA.

           "REILLY" means, collectively, the Reilly Family Limited Partnership, a Louisiana limited partnership ("RFLP"), and any Affiliates of RFLP (other than the Company and any of its Subsidiaries) who then are parties to this Stockholders Agreement and who own any Common Stock or Common Stock Equivalents or any interest therein.

           "SEC" means the U. S. Securities and Exchange Commission.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "STOCKHOLDERS AGREEMENT" means this Stockholders Agreement, as such from time to time may be amended.

           "SUBSIDIARY" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

           SECTION 1.2 RULES OF CONSTRUCTION. Unless the context otherwise requires

           (1) a term has the meaning assigned to it;

           (2) "or" is not exclusive;

           (3) words in the singular include the plural, and words in the plural include the singular;

           (4) provisions apply to successive events and transactions; and

           (5) "herein," "hereof" and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2

               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

           SECTION 2.1 BOARD OF DIRECTORS.

           2.1.1 Board Representation.

           (a) From and following the date hereof, the Board of Directors of the Company shall consist of ten (10) individuals. The Majority Chancellor Holders will be entitled to designate two (2) directors (each a "Chancellor Designee"). The existence of the right, pursuant to this Section 2.1.1(a), on the part of the Majority Chancellor Holders to designate certain directors will in no way limit or impair the right of the Majority Chancellor Holders to vote their shares of capital stock of the Company as they see fit with respect to the election of persons to fill seats on the Board of Directors other than the seats filled as a result of the designation rights under this Section 2.1.1(a).

           (b) The Company, from time to time at each appropriate time, will cause each of the persons theretofore serving as Chancellor Designees (or other persons designated by the Majority Chancellor Holders as new Chancellor Designees in replacement of such persons) to be nominated and recommended by the Board of Directors of the Company for reelection to the Board of Directors of the Company by the stockholders of the Company upon any expiration of their respective terms of office.

           2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Chancellor Designee shall be unable or unwilling to serve as a director of the Company, then the Majority Chancellor Holders shall be entitled to designate a replacement Chancellor Designee. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Chancellor Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, then the Majority Chancellor Holders shall, within thirty (30) days of such event, notify the Board of Directors of the Company in writing of a replacement Chancellor Designee, and the Board of Directors shall appoint such replacement Chancellor Designee to fill the unexpired term of the director who such new Chancellor Designee is replacing. If the Majority Chancellor Holders request that any Chancellor Designee be removed as a director (with or without cause) by written notice thereof to the Company, then each of the Holders shall vote all of its or his capital stock in favor of such removal upon such request.

           2.1.3 Committee Representation. So long as the Chancellor Holders are entitled to designate any director under Section 2.1.1, at least one (1) of the Chancellor Designees shall be permitted to serve on each committee of the Board of Directors of the Company (provided that, if such committee has eligibility requirements that are imposed by a Person other than the Company, such as independence requirements for the independent committee of the Board of Directors of the Company, such designee meets those requirements). Notwithstanding the foregoing, the Executive Committee of the Board of Directors of the Company shall not be required to have a Chancellor Designee serving on such committee so long as (i) the actions of such committee are restricted to the day to day management of the Company in the ordinary course of business and
(ii) each of such actions of such committee is not material to the Company and its Subsidiaries, taken as a whole.

           2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the Chancellor Designees in connection with the participation by directors in meetings of the Board of Directors (and committees thereof) of the Company.

           2.1.5 Other Activities of the Holders; Fiduciary Duties. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Stockholders Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Stockholders Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.


                                   ARTICLE 3

                              CHANCELLOR LOCK-UP

           SECTION 3.1 LOCK-UP AGREEMENT. Each of Chancellor LA and Chancellor Mezzanine agrees that, until that date that is twelve (12) months following the date hereof, such entity will not sell or otherwise transfer any of the shares of Common Stock acquired pursuant to the Purchase Agreement, or any interest therein; provided, however, that this Section 3.1 shall not prohibit the transfer of any such shares (or any interest therein) (i) to any Affiliate of Chancellor LA or Chancellor Mezzanine in compliance with the other provisions of this Stockholders Agreement, (ii) in a transaction approved by the Board of Directors of the Company or (iii) pursuant to a bona fide pledge of such shares


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
to a lender or in connection with a foreclosure (or similar proceeding or remedy) effected with respect to any such pledge.


                                   ARTICLE 4

                              CERTAIN LIMITATIONS

           SECTION 4.1 TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into or engage in any transaction with or for the benefit of any of its Affiliates (other than transactions between the Company and a wholly owned Subsidiary of the Company or among wholly owned Subsidiaries of the Company), except for any such transaction which (i) has been approved in advance in writing by the Majority Chancellor Holders or (ii) is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate. With respect to the requirement set forth in clause (ii) of the immediately preceding sentence, for a transaction or series of related transactions involving a value of $1,000,000 or more, such determination will be made in good faith by a majority of the members of the Board of Directors of the Company and a majority of the disinterested members of the Board of Directors of the Company, and for a transaction or series of transactions involving a value of $5,000,000 or more, the Board of Directors of the Company must receive an opinion from a nationally recognized investment banking firm that such transaction is (or that such series of transactions are) fair, from a financial point of view, to the Company or such Subsidiary, as applicable. Notwithstanding the foregoing, the restrictions set forth in this Section 4.1 shall not apply to reasonable and customary directors' fees, reasonable and customary directors' or officers' indemnification arrangements, or reasonable and customary compensatory arrangements with officers of the Company.

           SECTION 4.2 OTHER SIGNIFICANT TRANSACTIONS. Subject to the provisions set forth in this Section 4.2, without the prior written approval of the Majority Chancellor Holders, neither the Company nor any of the Holders will take any action which would result in (and the Company will not permit any of its Subsidiaries to take any action which would result in) (i) a Change of Control or (ii) the acquisition or disposition by the Company and/or any of its Subsidiaries, in a single transaction or a series of related transactions, of assets (which shall include, without limitation, capital stock or other equity interests in any Person) with an aggregate fair market value of $500,000,000 or more. Notwithstanding the foregoing, the restrictions set forth in this Section
4.2 shall not apply to (a) any transaction pursuant to which all Persons who owned Common Stock immediately prior to such transaction cease to own any equity interest in the Company or, if applicable, in the entity that is the successor to the Company as a result of such transaction, (b) any merger in which all Persons who owned Common Stock immediately prior to such merger are permitted to exercise statutory appraisal rights, or (c) any sale of substantially all of the assets of the Company to a Person that is not an Affiliate of the Company if the net proceeds of such sale are promptly distributed to the holders of Common Stock.


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
                                   ARTICLE 5

                                    LEGENDS

           SECTION 5.1 RESTRICTIVE LEGENDS.

           5.1.1 Securities Act Legend. Except as otherwise provided in Section
5.2 hereof, each certificate evidencing shares of Common Stock issued on or after the date hereof to a Holder or to a subsequent transferee of such Holder, shall be stamped or otherwise imprinted with a legend in substantially the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

           5.1.2 Other Legends. Each certificate evidencing shares of Common Stock or Common Stock Equivalents, where applicable, issued on or after the date hereof to a Holder or a subsequent transferee of such Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 15, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

           SECTION 5.2 TERMINATION OF CERTAIN RESTRICTIONS. Notwithstanding the foregoing provisions of this Article 5, the legend requirements of Section 5.1.1 shall terminate as to any Common Stock (i) when and so long as such Common Stock shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Common Stock may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.1.1 shall terminate as to any Common Stock, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate evidencing such shares of Common Stock not bearing the restrictive legend set forth in Section 5.1.1.

                                   ARTICLE 6

                                  TERMINATION

           SECTION 6.1 TERMINATION. The provisions of this Stockholders Agreement shall terminate on the earlier of (i) the date that is ten (10) years following the date of this Stockholders Agreement and (ii) such date that the Chancellor Holders collectively no longer Beneficially Own at least ten percent (10%) of the Fully-Diluted Common Stock. Notwithstanding the foregoing, Section
7.1 hereof shall remain in full force and effect for so long as (and only for so long as) the information to be provided to Chancellor LA or Chancellor Mezzanine under such Section 7.1 is necessary for such entity in connection with the preparation of its financial statements.


                                   ARTICLE 7

                                 MISCELLANEOUS

           SECTION 7.1 FINANCIAL STATEMENTS. The Company shall deliver to Chancellor LA and Chancellor Mezzanine the following, together with management's discussion and analysis of financial condition and results of operations for the relevant fiscal periods, in writing:

           (a) as soon as available and in any event within 80 days after the end of each fiscal year of the Company, (i) an audited consolidated balance sheet or equivalent statement of financial position of the Company and its Subsidiaries and the related consolidated statements of income, cash flows, and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and (ii) a statement of earnings before interest, taxes, depreciation and amortization as per the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP ("EBITDA") for such fiscal year, all presented in accordance with GAAP and reported on as to fairness of presentation, accounting principles and consistency, and otherwise by independent public accountants; and

           (b) as soon as available and in any event within 35 days after the end of each calendar quarter of each fiscal year of the Company, (i) an unaudited consolidated balance sheet or equivalent statement of financial position of the Company and its Subsidiaries as of the end of each such calendar quarter, as applicable, and the related consolidated statements of income and cash flows for the portion of the Company's fiscal year ended at the end of each such calendar quarter setting forth in comparative form in the case of such statements of income and cash flows the figures for the corresponding calendar quarter of the previous fiscal year, and (ii) a statement of EBITDA for such calendar quarter, all presented in accordance with GAAP and certified as to fairness of presentation, accounting principles and consistency by an officer of the Company.


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
           SECTION 7.2 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                     Lamar Advertising Company
                     5551 Corporate Boulevard
                     Baton Rouge, Louisiana  70808
                     Attention:  Keith Istre
                     Fax:  (225) 923-0658

          With copies to:

                     Jones, Walker, Waechter, Poitevent,
                     Carrere & Denegre, L.L.P.
                     5th Floor
                     Four United Plaza
                     8555 United Plaza Boulevard
                     Baton Rouge, Louisiana  70809
                     Attention:  Brad J. Axelrod
                     Fax:  (225) 231-3336

          If to any Holder, at its address listed on the signature pages hereof.

           Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and one (1) business day after delivery to a reputable overnight courier service guaranteeing next business day delivery.

           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION 7.3 VOTING OF HOLDERS. Each Holder shall vote his or its shares of Voting Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other lawful actions (including using its, his or her commercially reasonable efforts to cause the Board of Directors of the Company to take all such actions) necessary to give effect to the agreements contained in this Stockholders Agreement (including but not limited to the election of the Chancellor Designees) and to ensure that the certificate of incorporation and bylaws of the Company as in effect at any time hereafter do not conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Stockholders Agreement, each Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Stockholders Agreement, such Holder shall use his commercially reasonable efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to the General Corporation Law of the State of Delaware, as amended from time to time, or any successor statutes.

           SECTION 7.4 GOVERNING LAW. THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           SECTION 7.5 SUCCESSORS AND ASSIGNS. This Stockholders Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns.

           SECTION 7.6 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

           SECTION 7.7 SEVERABILITY. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

           SECTION 7.8 NO WAIVERS; AMENDMENTS.

           7.8.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

           7.8.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Holders holding at least a majority of the Fully-Diluted Common Stock held by all Holders and by the Majority Chancellor Holders.

           SECTION 7.9 ENTIRE AGREEMENT. This Stockholders Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

                            [SIGNATURE PAGES FOLLOW]


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                                          LAMAR ADVERTISING COMPANY

                                          By: /s/ Keith Istre
                                              --------------------------------
                                              Name: Keith Istre
                                              Title: Chief Financial Officer

                                  HOLDERS:

                                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                  By: /s/ W. Schuyler Hansen
                                      -----------------------------------
                                      Name: W. Schuyler Hansen
                                      Title: Sr. Vice President and Chief
                                             Accounting Officer

                                  Address:

                                  1845 Woodall Rogers Freeway
                                  Suite 1300
                                  Dallas, Texas 75201
                                  Attention:  General Counsel
                                  Fax: (512) 340-7890

                                  With copies to:

                                  Weil, Gotshal & Manges LLP
                                  100 Crescent Court
                                  Suite 1300
                                  Dallas, Texas  75201-6950
                                  Attention:  Michael A. Saslaw
                                  Fax:  (214) 746-7777

                                  and

                                  Latham & Watkins
                                  1001 Pennsylvania Avenue, N.W.
                                  Suite 1300
                                  Washington, D.C.  20004-2502
                                  Attention:  Eric L. Bernthal
                                  Fax:  (202) 637-2201

                                CHANCELLOR MEZZANINE HOLDINGS CORPORATION

                                By: /s/ W. Schuyler Hansen
                                    -----------------------------------
                                    Name: W. Schuyler Hansen
                                    Title: Sr. Vice President and Chief
                                           Accounting Officer

                                Address:

                                1845 Woodall Rogers Freeway
                                Suite 1300
                                Dallas, Texas 75201
                                Attention:  General Counsel
                                Fax: (512) 340-7890

                                With copies to:

                                Weil, Gotshal & Manges LLP
                                100 Crescent Court
                                Suite 1300
                                Dallas, Texas  75201-6950
                                Attention:  Michael A. Saslaw
                                Fax:  (214) 746-7777

                                and

                                Latham & Watkins
                                1001 Pennsylvania Avenue, N.W.
                                Suite 1300
                                Washington, D.C.  20004-2502
                                Attention:  Eric L. Bernthal
                                Fax:  (202) 637-2201

                                REILLY FAMILY LIMITED PARTNERSHIP

                                By: /s/ Kevin P. Reilly, Jr.
                                    -------------------------------
                                    Name: Kevin P. Reilly, Jr.
                                    Title: General Partner

                                Address:

                                c/o Lamar Advertising Company
                                5551 Corporate Boulevard
                                Baton Rouge, Louisiana  70808
                                Attention:  Kevin P. Reilly, Jr.
                                Fax: (225) 923-0658